UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 12, 2006

VioQuest Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-16686	58-1486040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

180 Mt. Airy Road, Suite 203
Basking Ridge, NJ 07920
(Address of principal executive offices)

(908) 766-4400
(Registrant's telephone number, including area code)

________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective October 13, 2006, Dr. Lawrence Akinsanmi, M.D., Ph.D., who joined VioQuest Pharmaceuticals, Inc. (the “Company”) on October 1, 2006, will assume the responsibilities of Dr. Pamela Harris, the Company’s former Chief Medical Officer, who resigned from her employment with the Company on October 12, 2006. Dr. Akinsanmi will retain the title of Vice President of Clinical Operations and Regulatory Affairs.

Prior to joining the Company, Dr. Akinsanmi served as global lead, early development and senior director of regulatory affairs at Daiichi Medical research, Inc., from January 2004 to September 2006. From January 2002 to December 2003, he served as Senior Director, Regulatory & Medical Affairs at Omnicare Clinical Research. From February 1997 to October 2001, Dr. Akinsamni was employed by Immunomedics, Inc., where he served as its Director of Regulatory and Medical Affairs. Dr. Akinsamni has also held various clinical research positions at academic and commercial research organizations. Dr. Akinsanmi’s prior experiences include preparing and supporting IND and NDA filings with the Food and Drug Administration and foreign regulatory authorities, and he has also been involved in several oncology drug development projects. Dr. Akinsanmi also has broad oncologic drug development knowledge, and has previously worked on several cancer products at various stages of development, including LymphoCide®, CeaCide®, Iressa®, Satraplatin®, Camptosar® and Oral Taxane®. Dr. Akinsanmi also possesses expertise in the area of infectious diseases, having previously worked on Leishmaniasis.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIOQUEST PHARMACEUTICALS, INC.

Date: October 13, 2006	By:	/s/ Brian Lenz
Brian Lenz Chief Financial Officer